Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTING FIRM

We consent to the incorporation by reference into this Registration Statement on Form S-3 of Local Bounti Corporation of our report dated March 31, 2022, relating to the consolidated financial statements of Hollandia Produce Group, Inc., included in the Current Report on Form 8-K/A filed on April 29, 2022.

We also consent to the reference to our firm under the heading “Experts” in the prospectus, which is part of the Registration Statement on Form S-3.

/s/ Holthouse Carlin & Van Trigt LLP

Irvine, California

December 28, 2022